                                                                       Exhibit 5
                                 July 8, 1998

Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois 60661

Ladies and Gentlemen:

     I have acted as counsel for Heller Financial, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of up to $5,000,000,000 aggregate initial offering price of an indeterminate amount of the following: (1) debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness, in one or more series, which are to be issued pursuant to one or more indentures (each, as may be supplemented from time to time, an "Indenture"), in each case between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), which are incorporated by reference as exhibits to the Registration Statement, (2) shares of the Company's senior preferred stock, par value $.01 per share ("Preferred Stock"), in one or more series, (3) warrants to purchase Debt Securities (the "Warrants"), which are to be issued under a warrant agreement (the "Warrant Agreement") to be entered into between the Company and a warrant agent to be selected by the Company at the time of issuance (the "Warrant Agent"), the form of which is incorporated by reference as an exhibit to the Registration Statement and (4) shares of the Company's Class A Common Stock, $0.25 par value per share ("Class A Common Stock"). In addition, the Registration Statement relates to the registration of Preferred Stock and Class A Common Stock that may be issued from time to time upon conversion of convertible Debt Securities or convertible Preferred Stock. The Debt Securities may be senior, subordinated or junior subordinated and are issuable from time to time pursuant to the Indentures. The Debt Securities, Preferred Stock, Warrants and Class A Common Stock (collectively, the "Securities") may be issued from time to time, pursuant to Rule 415 under the Securities Act. Specific terms pertaining to the Securities offered by the Company will be determined at or prior to the time of issuance and will be set forth in one or more supplements to the prospectus (each, a "Prospectus Supplement") constituting part of the Registration Statement.

     I am familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, and I have examined such corporate records of the Company and such other documents and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed, including (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, (iii) the Amended and Restated By-Laws of the Company, (iv) the Indentures, (v) the form of the Warrant Agreement and (vi) the Form T-1 Statements of Eligibility with respect to the Trustee under the Indentures. In connection with this opinion, I have assumed the accuracy and completeness of all documents and records I have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or reproduced copies.

     Based on the foregoing, I am of the opinion that:

     1. Upon (i) execution and delivery by the Company and the Trustee of a supplement to the applicable Indenture (if required), (ii) the adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the terms, issuance and delivery of the Debt Securities as contemplated by the applicable Indenture, (iii) the filing of a Prospectus Supplement describing the terms of the Debt Securities, as contemplated by the applicable Indenture, with the Commission pursuant to the Securities Act and the rules and regulations thereunder and (iv) the execution by the Company, authentication by the Trustee and delivery by the Company of the Debt Securities, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by the Registration Statement, any applicable underwriting or pricing agreement and any applicable Prospectus Supplement, the Debt Securities will be legally issued and binding obligations of the Company under the terms of the applicable Indenture.

     2. Upon (i) adoption by the Company's Board of Directors or a duly authorized committee thereof of the terms of the Preferred Stock, including, without limitation, the designation, number of shares, dividend rate, any conversion or exchange rights, any redemption or sinking fund provisions and liquidation preference thereof, (ii) the Company's execution and filing with the Secretary of State of the State of Delaware of a Certificate of Designation (containing such terms as have been approved by the Company's Board of Directors or a duly authorized committee thereof) and its effectiveness in accordance with the Delaware General Corporation Law, (iii) the adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Preferred Stock, (iv) the filing by the Company of a Prospectus Supplement describing the terms of the Preferred Stock, as contemplated by the applicable Certificate of Designation, with the Commission pursuant to the Securities Act and the rules and regulations thereunder and (v) the execution by the Company, countersignature by the transfer agent and registrar for the Preferred Stock and issuance and delivery by the Company of the Preferred Stock, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Debt Securities or another class or series of Preferred Stock), in the manner contemplated by the Registration Statement, any applicable underwriting or pricing agreement and any applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable.

     3. Upon (i) the adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Warrants, (ii) the execution and delivery of the Warrant Agreement by the Company and the Warrant Agent, (iii) the filing by the Company of a Prospectus Supplement describing the terms of the Warrants, as contemplated by the Warrant Agreement, with the Commission pursuant to the Securities Act and the rules and regulations thereunder and (iv) the execution by the Company, countersignature by the Warrant Agent and delivery by the Company of the Warrants, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by the Registration Statement, the Warrant Agreement, any applicable underwriting or pricing agreement and any applicable Prospectus Supplement, the Warrants will be legally issued and binding obligations of the Company.

     4. Upon (i) adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Class A Common Stock and (ii) the execution by the Company, countersignature by the transfer agent and registrar for the Class A Common Stock and issuance and delivery by the Company of the Class A Common Stock, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Preferred Stock or Debt Securities, in accordance with the applicable Certificate of Designation or Indenture, as the case may be), in the manner contemplated by the Registration Statement, any applicable underwriting or pricing agreement and any applicable Prospectus Supplement, the Class A Common Stock will be validly issued, fully paid and nonassessable.

     The foregoing opinions are subject to (1) all bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and general equitable principles, (2) limitations under federal or state securities laws, or the public policy underlying such laws, with respect to rights to indemnity or contribution and (3) my expressing no opinion as to the waiver of the defense of usury.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement and the Prospectus related thereto.

                                     Very truly yours,

                                     /s/ Mark J. Ohringer
                                     Mark J. Ohringer
                                     Associate General Counsel

                                       3